UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2007, Puda Coal, Inc. (the “Company”) entered into a director’s contract with Lawrence S. Wizel, effective on the same date. Pursuant to the contract, in consideration of his service to the Company as an independent director, Mr. Wizel will receive an annual fee of $40,000 in cash and 12,500 shares of common stock of the Company. In addition, the Company will reimburse Mr. Wizel for business related travel, meals and other miscellaneous expenses incurred in the performance of his duties for the Company. Pursuant to the contract, the Company should indemnify, defend and hold harmless the director, to the full extent allowed by the law of the State of Florida, and as provided by any charter provision. There has been no material relationship between the Company or its affiliates and Mr. Wizel other than Mr. Wizel’s appointment as an independent director as described in Item 5.02 below and this director’s contract. The director’s contract is filed as Exhibit 10.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 3, 2007, the Board of Directors of the Company appointed Lawrence S. Wizel, age 64, to the Board of Directors as an independent director to fill the vacancy on the Board. Mr. Wizel’s term as a director commences on August 3, 2007 and will continue until the next annual meeting of shareholders and until Mr. Wizel’s successor has been elected and qualified, or until his earlier resignation or removal from office. Mr. Wizel is expected to be a member and Chairman of the audit committee that the Company plans to establish. Mr. Wizel began his career in 1965 at Deloitte and was a partner in the firm from 1980 until May 2006 when he retired. At Deloitte, Mr. Wizel was a leader in the New York Office Technology Group and was responsible for serving a diverse client base of publicly held and private companies with a variety of capabilities including SEC filings for initial public offerings, mergers and acquisition transactions and periodic reporting. During the last four years at Deloitte, Mr. Wizel served as a Deputy Professional Practice Director in the Deloitte New York office. Additionally, Mr. Wizel has extensive experience regarding multinational and multi-locational companies, specifically in regards to China. Mr. Wizel holds a BS from Michigan State University and is a Certified Public Accountant. The entity Mr. Wizel was employed by is not a parent, subsidiary or otherwise an affiliate of the Company. Other than the director’s contact with the Company as described in Item 1.01 of this report, Mr. Wizel has no arrangement or understanding with any person pursuant to which Mr. Wizel was selected as a director, nor is Mr. Wizel a party to any material plan, contract or arrangement with the Company or its affiliates or otherwise has any material or family relationship with the Company or its affricates or officers.

Item 9 Financial Statements and Exhibits

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

Exhibit No.  Description

10.1	Director’s Contract, dated August 3, 2007, between the Company and Lawrence S. Wizel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: August 8, 2007	By:	/s/ Wenwei Tian

Wenwei Tian Chief Operating Officer